SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                            FORM 8-K/A

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934


Date of Report (Date of earliest event reported)  November 3,1997



                EXCHANGE NATIONAL BANCSHARES, INC.
      (Exact name of Registrant as specified in its charter)

    Missouri                0-23636              43-1626350
(State or other     (Commission File Number)   (I.R.S. Employer
Jurisdiction of                              Identification No.)
Incorporation)


 132 East High Street, Jefferson City, Missouri        65101
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (573) 761-6100


_________________________________________________________________
  (Former name or  former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          Pursuant to the Acquisition Agreement, dated July 11, 1997, as amended August 25, 1997 (the "Acquisition Agreement"), by and among the Registrant, ENBUSB Acquisition Company, Inc., a Missouri corporation and wholly-owned subsidiary of the Registrant ("ENBUSB"), Union State Bank & Trust of Clinton, a Missouri trust company ("Bank") and Union State Bancshares, Inc., a Missouri corporation ("USB") and certain shareholders of USB ("Shareholders"), and a related Merger Agreement, dated October 22, 1997, by and between USB and ENBUSB, ENBUSB was merged (the "Merger") with and into USB on November 3, 1997, with USB thereupon becoming a wholly-owned subsidiary of the Registrant.

          The Acquisition Agreement provided all shareholders with the opportunity to elect to receive cash in exchange for their shares of USB common stock. The Acquisition Agreement further provided certain shareholders with the opportunity to receive, in addition to or in lieu of cash, five year promissory notes in their favor in exchange for their shares of USB common stock. The valuation methodology for the Merger was negotiated and agreed to by the parties to the Acquisition Agreement. At the closing, Registrant paid to the shareholders of USB merger consideration of approximately $17,750,000 (the "Merger Consideration") in exchange for 100% of the USB common stock.
The Registrant paid approximately $11,700,500 of the Merger Consideration in the form of five year promissory notes in favor of eight shareholders and the balance of the Merger Consideration was paid in cash. The Registrant funded the cash portion of the Merger Consideration primarily with funds drawn on a $10,000,000 line of credit provided by Mercantile Bank, National Association. The Registrant also satisfied and discharged $2,350,000 of USB's indebtedness at the closing.

          Immediately prior to the Merger, USB, through its wholly-owned subsidiary, the Bank, engaged in a general banking business, accepting funds for deposit, making loans and performing the other usual and customary banking services. As of September 30, 1997, the Bank had total assets of approximately $132.9 million. The Bank's principal banking facility is located in Clinton, Missouri with four branch locations in Clinton, Osceola and Collins, Missouri. The Registrant, through the Bank, will continue to engage in the general banking business from the facilities referred to above.

          Prior to the Merger, USB was managed by Gus S. Wetzel, II, USB's Chairman of the Board, Douglas L. Thomason, USB's President and James E. Smith, USB's Secretary and Treasurer. Mr. Smith and Mr. Wetzel will continue to serve on USB's board of directors. Mr. Smith also will serve as USB's President, Treasurer and Assistant Secretary. Donald L. Campbell, Chairman of the Board and President of the Registrant, will be added to USB's board of directors and will serve as USB's Chairman of the Board and Secretary. The operations of the Bank will not change significantly. Mr. Wetzel and Mr. Smith have been elected to the board of directors of the Registrant with Mr. Wetzel acting as an advisory member.

          With the exception of the newly established relationship, there is not a material relationship between any of the controlling shareholders of USB and the Registrant or any of the Registrant's affiliates, directors or officers, or any associate of the Registrant's directors or officers. Certain former stockholders of USB may be employed by the Registrant.

          A press release of Registrant issued November 3, 1997, announcing the consummation of the Merger, is attached as an exhibit to this report and incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

          (a)  Financial Statements of Business Acquired

               Audited consolidated balance sheet as of December 31, 1996 and related consolidated statements of income, stockholders' equity and cash flows for the year then ended. Unaudited consolidated balance sheet as of September 30, 1997 and related consolidated statements of income and cash flows for the nine months ended September 30, 1997 and 1996.

          (b)  Pro Forma Financial Information

               Unaudited pro forma consolidated condensed balance sheet as of September 30, 1997 and unaudited pro forma consolidated statements of income for the nine months ended September 30, 1997 and for the year ended December 31, 1996.

          (c)  Exhibits

               The following exhibits are filed with this report.

Exhibit
  No.                          Description

2.1 Acquisition Agreement, dated as of July 11, 1997, as amended August 25, 1997, by and among the Registrant, ENBUSB, the Bank, USB and certain shareholders of USB (filed on November 7, 1997 as Exhibit 2.1 to the original filing of this report on Form 8-K and incorporated herein by reference).

2.2 Merger Agreement, dated as of October 22, 1997 by and between USB and ENBUSB (filed on November 7, 1997 as
          Exhibit 2.2 to the original filing of this report on Form 8-K and incorporated herein by reference).

99.1      Press Release of Registrant, issued November 3, 1997
          (filed on November 7, 1997 as Exhibit 99.1 to the original filing of this report on Form 8-K and incorporated herein by reference).

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              EXCHANGE NATIONAL BANCSHARES, INC.


Date: December 30, 1997          By:   /s/ Donald L. Campbell
                                 Name: Donald L. Campbell
                                 Title: Chairman of the Board
                                        and President

                          EXHIBIT INDEX


2.1 Acquisition Agreement, dated as of July 11, 1997, as amended August 25, 1997, by and among the Registrant, ENBUSB, the Bank, USB and certain shareholders of USB (filed on November 7, 1997 as Exhibit 2.1 to the original filing of this report on Form 8-K and incorporated herein by reference).

2.2 Merger Agreement, dated as of October 22, 1997 by and between USB and ENBUSB (filed on November 7, 1997 as
          Exhibit 2.2 to the original filing of this report on Form 8-K and incorporated herein by reference).

99.1      Press Release of Registrant, issued November 3, 1997
          (filed on November 7, 1997 as Exhibit 99.1 to the original filing of this report on Form 8-K and incorporated herein by reference).

           UNION STATE BANCSHARES, INC. AND SUBSIDIARY

              Condensed Consolidated Balance Sheets

       September 30, 1997 (unaudited) and December 31, 1996
_________________________________________________________________
                                                September 30,    December 31,
     Assets                                         1997             1996
_________________________________________________________________
Loans, net of allowance for
  loan losses of $1,307,386
  and 1,284,040 at September 30,
  1997 and December 31, 1996,
  respectively                                    74,312,288     72,886,634
Investments in debt and equity
securities:
  Available for sale                              33,461,206     29,513,185
  Held to maturity                                 7,919,000     10,079,466
_________________________________________________________________
Total investments in debt and
  equity securities                              $41,380,206    $39,592,651
_________________________________________________________________
Federal funds sold                                 9,325,000      5,975,000
Cash and due from banks                            4,702,626      5,540,143
Interest-bearing deposits                            189,323        461,197
Premises and equipment                             1,219,111      1,205,543
Accrued interest receivable                        1,452,018      1,221,443
Deferred income taxes, net                            94,805        192,585
Goodwill                                             192,546        209,209
Other assets                                          91,895        160,819
_________________________________________________________________
                                                $132,959,818   $127,445,224
_________________________________________________________________
     LIABILITIES AND STOCKHOLDERS' EQUITY
_________________________________________________________________
Deposits:
  Demand 12,192,168                               12,531,944
  NOW    26,329,564                               24,183,182
  Money market                                     4,297,691      3,638,899
  Savings                                         10,037,806      9,451,013
  Time deposits $100,000 and over                 13,631,000     10,794,958
  Other time deposits                             51,981,136     52,950,242
_________________________________________________________________
Total deposits                                  $118,469,365   $113,550,238
_________________________________________________________________
Advances from the Federal Home
  Loan Bank                                        3,100,000      3,300,000
Note payable                                       3,175,000      3,650,000
Accrued interest payable                           1,100,113      1,016,400
Other liabilities                                     95,463        123,217

_________________________________________________________________
Total liabilities                               $125,939,941   $121,639,855
_________________________________________________________________
Commitments and contingent liabilities
Stockholders' equity:
  Common stock - $10 par value;
  3,000 shares authorized,
  887.375 shares issued,
  and 556.875 shares outstanding                       8,874          8,874
  Surplus                                          1,464,663      1,464,663
  Undivided profits                               10,665,619      9,644,660
  Treasury stock, at cost -
     330.5 shares                                (5,399,869)    (5,399,869)
  Unrealized holding gains on
     investments in debt and equity
     securities available for sale                   280,590         87,041
_________________________________________________________________
Total stockholders' equity                    $    7,019,877 $    5,805,369
_________________________________________________________________
                                                $132,959,818   $127,445,224
_________________________________________________________________

See accompanying notes to condensed consolidated financial statements.

           UNION STATE BANCSHARES, INC. AND SUBSIDIARY

           Condensed Consolidated Statements of Income

    Nine months ended September 30, 1997 and 1996 (unaudited)

                                               Nine months ended September 30
                                                     1997           1996

Interest income:
  Interest and fees on loans                       4,857,966      4,597,329
  Interest and dividends on
     investments in debt
     and equity securities:
      Taxable                                      1,706,854      1,664,166
      Exempt from federal income tax                 293,000        279,000
  Interest on federal funds sold                     289,893        235,985
  Interest on interest-bearing deposits                7,132          7,486

                                                  $7,154,845     $6,783,966
Interest expense:
  Interest on:
     NOW accounts                                    438,720        371,877
     Money market                                     63,799         67,610
     Savings accounts                                227,245        210,563
     Time deposit accounts $100,000
      and over                                       488,056        396,421
     Other time deposits                           2,210,755      2,228,443
     Advances from the Federal
      Home Loan Bank                                 159,312        169,562
     Note payable                                    190,495        234,339

                                                  $3,778,382     $3,678,815

  Net interest income                              3,376,463      3,105,151
  Provision for loan losses                           45,000         67,500
  Net interest income after provision
     for loan losses                               3,331,463      3,037,651

Noninterest income:
  Service charges on deposit accounts                261,973        250,284
  Trust fees                                          31,304         29,438
  Other                                              106,280         54,945

                                                 $   399,557    $   334,667
Noninterest expense:
  Salaries, wages, and employee benefits             994,360        907,981
  Occupancy expense                                  135,700        131,198
  Furniture and equipment expense                     99,807         98,430
  Data processing                                    134,170        132,269
  FDIC insurance assessment                            3,065          1,500
  Office supplies                                     64,902         59,821
  Advertising and promotion                           30,783         29,671
  Postage and freight                                 47,621         47,886
  Management fees                                    346,950        225,000
  Other                                              477,600        437,374

                                                  $2,334,958     $2,071,130

Income before income taxes                         1,396,062      1,301,188
Income taxes                                         375,103        410,461

Net income                                        $1,020,959     $  890,727

Earnings per share                                $    1,833     $    1,571

See accompanying notes to condensed consolidated financial statements.

           UNION STATE BANCSHARES, INC. AND SUBSIDIARY

         Condensed Consolidated Statements of Cash Flows

    Nine months ended September 30, 1997 and 1996 (unaudited)

                                               Nine months ended September 30,
                                                     1997           1996

Cash flows from operating activities:
  Net income                                       1,020,959        890,727
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
      Provision for loan losses                       45,000         67,500
      Depreciation expense                           171,900        179,575
      Net amortization of debt
         securities premiums and discounts             7,901         11,908
      Amortization of goodwill                        16,662         16,662
      Increase in accrued interest
         receivable                                (230,575)       (37,096)
      Decrease in other assets                        68,924          5,862
      Increase in accrued interest
         payable                                      83,713         16,570
      Decrease in other liabilities                 (27,754)      (111,862)
      Other, net                                     152,842          2,476

Net cash provided by operating
  activities                                       1,309,572      1,042,322

Cash flows from investing activities:
  Net increase in loans                          (1,596,722)    (2,676,126)
  Purchases of debt and equity
     securities available for sale              (12,026,948)   (11,800,435)
  Proceeds from maturities of debt
     securities:
     Available for sale                            8,229,501      4,731,565
     Held to maturity                              2,144,419      3,479,294
  Proceeds from sales of debt
     securities available for sale                                  498,203
  Purchases of premises and equipment              (177,968)      (249,617)
  Proceeds from sales of premises
     and equipment                                                    6,095
  Proceeds from sales of other
     real estate                                     114,628        181,739

Net cash used in investing activities            (3,313,090)    (5,829,282)

Cash flows from financing activities:
  Net decrease in demand deposits                  (339,776)      (876,755)
  Net increase in interest-bearing
     transaction accounts                          3,391,967      2,934,217
  Net increase in time deposits                    1,866,936      1,757,296
  Principal payments on advances from
     the Federal Home Loan Bank                    (200,000)      (200,000)
  Proceeds from note payable                                        500,000
  Principal payments on note payable               (475,000)      (675,000)
  Purchase of common stock for treasury                           (490,200)

Net cash provided by financing
  activities                                       4,244,127      2,949,558

Net increase (decrease) in cash and
  cash equivalents                                 2,240,609    (1,837,402)

Cash and cash equivalents,
  beginning of period                             11,976,340     11,148,956

Cash and cash equivalents,
  end of period                                   14,216,949      9,311,554

Supplemental information:
  Cash payments for interest                       3,694,669      3,662,245
  Cash payments for income taxes                                    368,062
  Loans transferred to other real estate             126,068

See accompanying notes to condensed consolidated financial statements.

           UNION STATE BANCSHARES, INC. AND SUBSIDIARY

       Notes to Condensed Consolidated Financial Statements

    Nine months ended September 30, 1997 and 1996 (Unaudited)



Note 1: Union State Bancshares, Inc. (the Company), through its wholly owned subsidiary, Union State Bank & Trust of Clinton, provides a full range of banking services to individuals and corporate customers located in Clinton, Missouri and the surrounding communities.

Note 2: Earnings per share of common stock is computed by dividing net income by the weighted average number of common shares outstanding for the period. The weighted average number of common shares outstanding were
          556.875 and 566.875 for the nine months ended
          September 30, 1997 and 1996, respectively.

Note 3: The accompanying condensed consolidated financial statements include all adjustments which, in the opinion of management, are necessary in order to make those statements not misleading. Operating results for the nine months ended September 30, 1997 are not necessary indicative of the results that may be expected for the year ending December 31, 1997. It is suggested that these condensed consolidated financial statements be read in conjunction with the Company's audited consolidated financial statements as of and for the year ended December 31, 1996.

Note 4: On November 3, 1997, the Company was acquired for cash and seller notes by Exchange National Bancshares, Inc. (Exchange), a one-bank holding company located in Jefferson City, Missouri. At September 30, 1997, the consolidated total assets and stockholders' equity of Exchange was $301.6 million and $42.7 million, respectively.

                   UNION STATE BANCSHARES, INC.
                          AND SUBSIDIARY

                Consolidated Financial Statements

                        December 31, 1996

           (With Independent Auditors' Report Thereon)

                   INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Union State Bancshares, Inc.
Clinton, Missouri:

We have audited the accompanying consolidated balance sheet of Union State Bancshares, Inc. and subsidiary (the Company) as of December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union State Bancshares, Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                              KPMG Peat Marwick LLP



July 25, 1997

UNION STATE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 1996

                              Assets

Loans, net of allowance for loan
  losses of $1,284,040                                       $ 72,886,634
Investments in debt and equity
  securities:
  Available-for-sale, at estimated
      market value                                             29,513,185
  Held-to-maturity, estimated market
      value of $10,223,222                                     10,079,466
      Total investments in debt and
        equity securities                                      39,592,651
Federal funds sold                                              5,975,000
Cash and due from banks                                         5,540,143
Interest-bearing deposits                                         461,197
Premises and equipment                                          1,205,543
Accrued interest receivable                                     1,221,443
Deferred income taxes, net                                        192,585
Goodwill                                                          209,209
Other assets                                                      160,819
                                                             $127,445,224

               Liabilities and Stockholders' Equity

Deposits:
  Demand                                                       12,531,944
  NOW                                                          24,183,182
  Money market                                                  3,638,899
  Savings                                                       9,451,013
  Time deposits $100,000 and over                              10,794,958
  Other time deposits                                          52,950,242
      Total deposits                                          113,550,238
Advances from the Federal Home Loan Bank                        3,300,000
Note payable                                                    3,650,000
Accrued interest payable                                        1,016,400
Other liabilities                                                 123,217
      Total liabilities                                       121,639,855

Commitments and contingent liabilities
Stockholders' equity:
  Common stock - $10 par value; 3,000 shares
      authorized, 887.375 shares issued, and
      556.875 shares outstanding                                    8,874
  Surplus                                                       1,464,663
  Undivided profits                                             9,644,660
  Treasury stock, at cost - 330.5 shares                     (5,399,869)
  Unrealized holding gains on investments in
      debt and equity securities
      available-for-sale                                           87,041
      Total stockholders' equity                                5,805,369
                                                             $127,445,224

See accompanying notes to consolidated financial statements.

UNION STATE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statement of Income
Year ended December 31, 1996

Interest income:
  Interest and fees on loans                                   $6,155,281
  Interest and dividends on investments in debt
      and equity securities:
      Taxable                                                   2,234,064
      Exempt from federal income tax                              355,731
  Interest on federal funds sold                                  300,679
  Interest on interest-bearing deposits                            11,859
                                                                9,057,614
Interest expense:
  Interest on:
      NOW accounts                                                507,457
      Money market                                                 87,644
      Savings accounts                                            285,077
      Time deposit accounts $100,000 and over                     524,906
      Other time deposits                                       2,981,663
      Advances from the Federal Home Loan Bank                    226,331
      Note payable                                                303,574
                                                                4,916,652
  Net interest income                                           4,140,962
Provision for loan losses                                          90,000
Net interest income after provision for
      loan losses                                               4,050,962
Noninterest income:
  Service charges on deposit accounts                             337,785
  Trust fees                                                       36,973
  Other                                                            82,600
                                                                  457,358
Noninterest expense:
  Salaries, wages, and employee benefits                        1,207,624
  Occupancy expense                                               180,433
  Furniture and equipment expense                                 142,542
  Data processing                                                 176,829
  FDIC insurance assessment                                         2,000
  Office supplies                                                  78,403
  Advertising and promotion                                        43,448
  Postage and freight                                              92,236
  Management fees                                                 250,000
  Other                                                           741,511
                                                                2,915,026
Income before income taxes                                      1,593,294
Income taxes                                                      423,313
Net income                                                     $1,169,981

Earnings per share                                                 $2,073

See accompanying notes to consolidated financial statements.


UNION STATE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statement of Stockholders' Equity
Year ended December 31, 1996


                                                               Unrealized
                                                               holding
                                                               gains on
                                                               investments
                                                               in debt
                                                               and equity
                                                               securities   Total
                Common                 Undivided  Treasury     available-   stockholders'
                stock       Surplus    profits    stock        for-sale     equity

Balance,
December 31,
  1995
(unaudited)     $ 8,874     1,464,663  8,474,679  (4,910,269)   201,216     5,239,163

Net income          -            -     1,169,981       -           -        1,169,981

Purchase of 30
shares of
common stock
for treasury        -            -         -        (489,600)      -         (489,600)

Change in
unrealized
holding
gains on
investments
in debt and
equity
securities
available-for-
sale                -            -         -           -       (114,175)     (114,175)

Balance,
December 31,
  1996          $ 8,874     1,464,663  9,644,660  (5,399,869)    87,041     5,805,369


See accompanying notes to consolidated financial statements.


UNION STATE BANCSHARES, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows
Year ended December 31, 1996


Cash flows from operating activities:
 Net income                                                    $1,169,981
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Provision for loan losses                                       90,000
   Depreciation expense                                           247,365
   Net amortization of debt securities
      premiums and discounts                                       13,033
   Amortization of goodwill                                        21,615
   Decrease in accrued interest receivable                         78,096
   Increase in other assets                                      (68,443)
   Increase in accrued interest payable                            14,876
   Decrease in other liabilities                                 (29,099)
   Other, net                                                     (5,096)
   Net cash provided by operating activities                    1,532,328
Cash flows from investing activities:
 Net increase in loans                                        (4,564,076)
 Purchases of debt and equity securities
   available-for-sale                                        (12,278,991)
 Proceeds from maturities of debt securities:
   Available-for-sale                                           6,088,591
   Held-to-maturity                                             3,425,294
 Proceeds from sales of debt securities
   available-for-sale                                           2,297,879
 Purchases of premises and equipment                            (270,920)
 Proceeds from sales of premises and equipment                      6,095
 Proceeds from sales of other real estate                         296,367
      Net cash used in investing activities                   (4,999,761)
Cash flows from financing activities:
 Net increase in demand deposits                                  839,705
 Net increase in interest-bearing
   transaction accounts                                         2,078,597
 Net increase in time deposits                                  2,416,115
 Principal payments on advances from the
   Federal Home Loan Bank                                       (200,000)
 Proceeds from note payable                                       500,000
 Principal payments on note payable                             (850,000)
 Purchase of common stock for treasury                          (489,600)
      Net cash provided by financing activities                 4,294,817
      Net increase in cash and cash equivalents                   827,384
Cash and cash equivalents, beginning of year                   11,148,956
Cash and cash equivalents, end of year                        $11,976,340
Supplemental information:
 Cash payments for interest                                    $4,901,776
 Cash payments for income taxes                                   468,062
 Loans transferred to other real estate                           126,068


See accompanying notes to consolidated financial statements.

UNION STATE BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
December 31, 1996


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Union State Bancshares, Inc. (the Company), through its wholly owned subsidiary, Union State Bank and Trust of Clinton (the Bank), provides a full range of banking services to individual and corporate customers located in Clinton, Missouri, and the surrounding communities. The Bank is subject to competition from other financial and nonfinancial institutions providing financial products. Additionally, the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

     The consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and conform to predominant practices within the banking industry. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
     Actual results could differ from those estimates.

     The significant accounting policies used by the Company in the preparation of the consolidated financial statements are summarized below:

          Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated.

          Loans

     Loans are stated at face amount less unearned income and the allowance for loan losses. Income on loans is accrued on a simple-interest basis.

     Loans are placed on nonaccrual status when management believes that the borrower's financial condition, after consideration of business conditions and collection efforts, is such that collection of interest is doubtful. Interest accrued in the current year is reversed against interest income, and prior years' interest is charged to the allow-ance for loan losses. A loan remains on nonaccrual status until the loan is current as to payment of both principal and interest and/or the borrower demonstrates the ability to pay and remain current.

     Loan origination fees and costs are deferred and recognized over the life of the loan as an adjustment to yield.

          Allowance for Loan Losses

     The allowance for loan losses is increased by provisions charged to operations and is reduced by loan charge-offs less recoveries. Management utilizes a systematic, documented approach in determining the appropriate level of the allowance for loan losses. Management's approach, which provides for general and specific valuation allowances, is based on current economic conditions, past losses, collection experience, risk characteristics of the portfolio, assessment of collateral values by obtaining independent appraisals for significant properties, and such other factors which, in management's judgment, deserve current recognition in estimating loan losses.

     Management believes the allowance for loan losses is adequate to absorb possible losses in the loan portfolio. While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Bank to increase the allowance for loan losses based on their judgment about information available to them at the time of their examination.

     A loan is considered impaired when it is probable a creditor will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement.

          Investments in Debt and Equity Securities

     At the time of purchase, debt securities are classified as available-for-sale or held-to-maturity. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. All equity securities and debt securities not classified as held-to-maturity are classified as available-for-sale.

     Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and reported as a separate component of stockholders' equity until realized.

     Premiums and discounts are amortized or accreted over the lives of the respective securities, with consideration of historical and estimated prepayment rates for mortgage-backed securities, as an adjustment to yield, using the interest method. Dividend and interest income are recog-nized when earned. Realized gains and losses for securities classified as available-for-sale are included in earnings based on the specific identification method for determining the cost of securities sold.

     A decline in the market value of any security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security.

     The Bank, as a member of the Federal Home Loan Bank System administered by the Federal Housing Finance Board, is required to maintain an investment in the capital stock of the Federal Home Loan Bank (FHLB) in an amount equal to the greater of 1% of the Bank's total mortgage-related assets at the beginning of each year, 0.3% of the Bank's total assets at the beginning of each year, or 5% of advances from the FHLB to the Bank. This investment is recorded at cost which represents redemption value.

          Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation applicable to buildings and improvements and furniture and equipment is charged to operating expense using straight-line and accelerated methods over the estimated useful lives of the assets. Such lives are estimated to be 5 to 40 years for buildings and improvements and 3 to 20 years for furniture and equipment. Maintenance and repairs are charged to operations as incurred.

          Goodwill

     Goodwill relates to the excess of cost over fair value of net assets acquired in the acquisition of the former Boatmen's Bank location in Clinton, Missouri. Also included in goodwill is the costs related to the acquisition of the Bank by the Company in 1977. Goodwill is being amortized to expense over 15 years using the straight-line method.

          Other Real Estate

     Other real estate, included in other assets in the accompanying consolidated balance sheet, is recorded at fair value. If the fair value of other real estate declines subsequent to foreclosure, the difference is recorded as a valuation allowance through a charge to income. Subsequent increases in fair value are recorded through a reversal of the valuation allowance. Expenses incurred in maintaining the properties are charged to operations.

          Income Taxes

     The Company and the Bank file a consolidated federal income tax return.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The Company and Bank have elected S Corporation status effective January 1, 1997. Earnings and losses after that date will be included in the personal income tax returns of the stockholders and taxed depending on their personal tax positions. Accordingly, the Company and Bank will not be subject to additional income tax obligations, except for the "built-in gains tax" and certain state taxes. Therefore, future consolidated financial statements will generally not include a provision for income taxes.

          Trust Department

     Property held by the Bank in fiduciary or agency capacities for its customers is not included in the accompanying consolidated balance sheet, since such items are not assets of the Company. Trust fees are recognized on the accrual basis.

          Earnings Per Share

     Earnings per share of common stock is computed by dividing net income by 564.375, the weighted average number of common shares outstanding during 1996.

          Consolidated Statement of Cash Flows

     For the purpose of the consolidated statement of cash flows, cash and cash equivalents consist of cash and due from banks, federal funds sold, and interest-bearing deposits.

(2)  CAPITAL REQUIREMENTS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

     Quantitative measures established by regulations to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to adjusted average assets (as defined).
     Management believes, as of December 31, 1996, the Bank meets all capital adequacy requirements to which it is subject.

     The Bank is also subject to the regulatory framework for prompt corrective action. The most recent notification from the Federal Deposit Insurance Corporation (FDIC), dated May 30, 1997, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The actual and required capital amounts and ratios for the Bank as of December 31, 1996 are as follows:

                                                           To be
                                                      well capitalized
                                                       under prompt
                                         Capital          corrective
                  Actual                requirements   action provisions
           Amount       Ratio         Amount   Ratio    Amount       Ratio
Total
capital
(to risk-
weighted
assets)   $9,886,142     15.23%    $5,193,920  8.00%   $6,492,400     10.00%

Tier I
capital
(to risk-
weighted
assets)    9,069,142     13.97      2,596,960  4.00     3,895,440      6.00

Tier I
capital (to
adjusted
average
assets)    9,069,142     7.17       3,796,470  3.00     6,327,450     5.00

     Bank dividends are the principal source of funds for payment of dividends by the Company to its stockholders. The Bank is subject to regulations of regulatory authorities which require the maintenance of minimum capital requirements. At December 31, 1996, unappropriated undivided profits of $2,741,692 were available for the declaration of dividends to the Company without prior approval from the FDIC.

(3)  LOANS

     A summary of loans, by classification, at December 31, 1996 is as follows:

     Real estate                             $32,104,326
     Commercial                               25,572,885
     Agriculture                              11,131,677
     Installment and other consumer            5,361,786
                                              74,170,674
     Less allowance for loan losses            1,284,040
                                             $72,886,634

     The Bank grants real estate, commercial, agriculture, and installment and other consumer loans to customers located in Clinton, Missouri and the surrounding communities. As such, the Bank is susceptible to changes in the economic environment in Clinton, Missouri and the surrounding communities. The Bank does not have a concentration of credit in any one economic sector. Installment and other consumer loans consist primarily of the financing of vehicles.

     Following is a summary of activity in 1996 of loans made by the Bank to executive officers and directors or to entities in which such individuals had a beneficial interest. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present unfavorable features.

Balance at December 31, 1995                      $1,077,761
New loans                                            442,508
Payments received                                   (670,179)
Balance at December 31, 1996                      $  850,090

Changes in the allowance for loan losses for 1996 are as follows:

Balance, beginning of year                        $1,207,236
Provision charged to expense                          90,000
Charge-offs                                          (47,506)
Recoveries of loans previously charged off            34,310
Balance, end of year                              $1,284,040

A summary of nonaccrual and other impaired loans at December 31, 1996 is as follows:

Nonaccrual loans                                  $   98,486
Impaired loans continuing to accrue interest         280,787
Total impaired loans                              $  379,273
Allowance for loan losses on impaired loans       $   56,891
Impaired loans with no related allowance for
     loan losses                                  $      -

The average balance of impaired loans during 1996 was $318,709.

A summary of interest income on nonaccrual and other impaired loans for 1996 is as follows:

                                                     Impaired
                                                     loans
                                                     continuing
                                         Nonaccrual  to accrue
                                         loans       interest     Total

                  Income recognized      $3,503       81,260     84,763
                  Interest income if
                   interest had accrued   4,817          -        4,817
                                         $8,320       81,260     89,580

(4)  INVESTMENTS IN DEBT AND EQUITY SECURITIES

     The amortized cost and estimated market values of debt and equity securities classified as available-for-sale at December 31, 1996 are as follows:

                                Gross       Gross      Estimated
                  Amortized   unrealized  unrealized     market
                    cost        gains       losses       value

U.S. Treasury
 securities       $13,668,909   64,385       23,310    13,709,984
Securities of U.S.
 government
 agencies          13,131,153   57,915       59,879    13,129,189
Obligations of
 states and
 political
 subdivisions       2,155,361  108,066        9,015     2,254,412
Total debt
 securities        28,955,423  230,366       92,204    29,093,585
Federal Home Loan
 Bank stock           419,600     -             -         419,600
                  $29,375,023  230,366       92,204    29,513,185

     The amortized cost and estimated market value of debt securities classified as available-for-sale at December 31, 1996 by contractual maturity or call date, are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to prepay obligations with or without prepayment penalties.

                                                       Estimated
                                        Amortized        market
                                           cost          value

Due in one year or less                 $ 9,396,545     9,447,992
Due after one year through five years    13,268,440    13,262,474
Due after five years through ten years    3,090,720     3,146,728
                                         25,755,705    25,857,194

Mortgage-backed securities                3,199,718     3,236,391
                                        $28,955,423    29,093,585

     The amortized cost and estimated market values of debt securities classified as held-to-maturity at December 31, 1996 is as follows:

                                Gross       Gross      Estimated
                  Amortized   unrealized  unrealized     market
                    cost        gains       losses       value

U.S. Treasury
 securities       $ 2,997,114   31,101          246     3,027,969
Securities of
 U.S. government
 agencies           1,851,112   28,540       21,441     1,858,211
Obligations of
 states and
 political
 subdivisions       5,231,240  110,854        5,052     5,337,042
                  $10,079,466  170,495       26,739    10,223,222

     The amortized cost and estimated market value of debt securities classified as held-to-maturity at December 31, 1996, by contractual maturity or call date, are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to prepay obligations with or without prepayment penalties.

                                                       Estimated
                                          Amortized      market
                                             cost        value

Due in one year or less                   $2,214,055   2,220,886
Due after one year through five years      3,525,128   3,591,720
Due after five years through ten years     1,904,162   1,911,426
Due after ten years                          585,010     640,979
                                           8,228,355   8,365,011

Mortgage-backed securities                 1,851,111   1,858,211
                                          $10,079,466  10,223,222

     Debt securities with carrying values aggregating
     approximately $12,343,000 at December 31, 1996 were pledged to secure public funds and for other purposes as required or
     permitted by law.   Proceeds from the sale of debt
     securities available-for-sale was $2,297,879 during 1996.
     Gross losses from such sales were $5,897.

(5)  PREMISES AND EQUIPMENT

     A summary of premises and equipment at December 31, 1996 is as follows:

     Land                                    $  383,295
     Buildings and improvements               1,284,745
     Furniture and equipment                  1,846,097
                                              3,514,137
     Less accumulated depreciation            2,308,594
                                             $1,205,543

     Depreciation expense was $247,365 for 1996.

(6)  DEPOSITS

     The scheduled maturities of time deposits at December 31, 1996 is as follows:

      Due within:
           One year                          $43,815,200
           Two years                           9,685,000
           Three years                         2,974,000
           Four years                          1,231,000
           Five years                            873,000
           Thereafter                          5,167,000
                                             $63,745,200

(7)  ADVANCES FROM THE FEDERAL HOME LOAN BANK

     Advances from the Federal Home Loan Bank outstanding as of December 31, 1996 are as follows:

                                   Weighted
                                   average
                                   interest
                                   rate               Amount
     Due in 1997                    6.45%          $  200,000
     Due in 1998                    6.19              650,000
     Due in 1999                    6.13              450,000
     Due in 2000                    6.47              450,000
     Due in 2001                    6.60              450,000
     Thereafter                     7.50            1,100,000

                                    6.73%          $3,300,000

     Advances from the Federal Home Loan Bank are secured under a blanket agreement which assigns all investment in Federal
     Home Loan Bank stock as well as mortgage loans equal to 150% of the outstanding advance balance to secure amounts borrowed.

(8)  NOTE PAYABLE

     The note payable is with an unaffiliated financial institution, bears variable interest at 2.25% over the 90 day U.S. Treasury Bill Index (7.42% at December 31, 1996), matures on April 5, 1997, and is secured by 19,994 shares of common stock of the Bank with a book value of approximately $9,265,000 at December 31, 1996. The weighted average interest rate paid on the note payable for 1996 was 7.62%.

(9)  RESERVE REQUIREMENTS AND COMPENSATING BALANCES

     The Federal Reserve Bank required the Bank to maintain a balance of $859,000 at December 31, 1996. Compensating balances held at correspondent banks were $1,870,242 at December 31, 1996. The Bank maintains such compensating balances with correspondent banks to offset charges for services rendered by those banks.

(10) INCOME TAXES

     The composition of income tax expense for 1996 is as follows:

     Current                            $449,631
     Deferred                            (26,318)
     Total provision for income taxes   $423,313

     Applicable income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate of 34% for the reasons noted in the table below:

     Tax at statutory federal income tax rate     $541,720
     Decrease in tax resulting from tax-exempt
          income                                  (119,294)
     Amortization of nondeductible goodwill          7,553
     Other, net                                     (6,666)

                                                  $423,313

     The components of deferred tax assets and deferred tax liabilities at December 31, 1996 is as follows:

     Deferred tax assets:
       Allowance for loan losses             $259,385
       Premises and equipment                   8,679
       Unearned loan fees                      21,174

     Total deferred tax assets                289,238

     Deferred tax liabilities:
       Available-for-sale securities           51,120
       Federal Home Loan Bank stock
         dividends                             18,268
       Other                                   27,265

     Total deferred tax liabilities            96,653

     Net deferred tax asset                  $192,585

     The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.
     Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these temporary differences at December 31, 1996 and, therefore, has not established a valuation reserve.

(11) RETIREMENT PLAN

     The Bank has a profit sharing plan which covers all full-time employees. Eligible employees may defer up to 8% of his or her salary each year. The Bank is required to match 1/3 of each employee's deferral. In addition, a discretionary contribution of 5% of each employee's salary was made in 1996. Contributions to the profit sharing plan for 1996 were $67,594.

(12) CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

     The condensed balance sheet as of December 31, 1996 and the related condensed schedules of income and cash flows for the year ended December 31, 1996 of the Company are as follows:

                     Condensed Balance Sheet

                              Assets

     Cash                                 $  148,207
     Investment in Bank                    9,266,959
     Income taxes receivable                   7,220
     Goodwill                                 98,433
                                          $9,520,819

               Liabilities and Stockholders' Equity

     Note payable                          3,650,000
     Accrued interest payable                 65,450
     Stockholders' equity                  5,805,369

                                          $9,520,819


                   Condensed Schedule of Income


     Revenues:
       Dividends received from Bank       $1,220,000
       Interest income on deposits             2,493
     Total revenues                        1,222,493

     Expenses:
       Interest expense on note payable      303,574
       Amortization of goodwill                4,696
       Other                                 135,767
     Total expenses                          444,037

     Income before income tax benefit and
       equity in undistributed income of
       Bank                                 778,456
     Income tax benefit                     144,447
     Equity in undistributed income of
       Bank                                 247,078

     Net income                           $1,169,981

                 Condensed Schedule of Cash Flows

     Cash flows from operating activities:
       Net income                         $1,169,981
       Adjustments to reconcile net
         income to net cash provided by
         operating activities:
           Equity in undistributed income of
             Bank                          (247,078)
           Amortization of goodwill           4,696
           Other, net                        (6,430)

     Net cash provided by operating
       activities                            921,169

     Cash flows from financing activities:
       Payment of principal on note
         payable                            (850,000)
       Proceeds from note payable            500,000
       Purchase of common stock for
         treasury                           (489,600)

     Net cash used in financing
       activities                           (839,600)
     Net increase in cash                     81,569
     Cash at beginning of year                66,638

     Cash at end of year                  $  148,207
     Supplemental information - income
       taxes received                     $  143,878

(13)  DISCLOSURES ABOUT FINANCIAL INSTRUMENTS

 The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and commercial and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the con-solidated balance sheet.

 The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and commercial and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

 Off-balance-sheet financial instruments whose contractual amounts represent credit risk at December 31, 1996 are as follows:

 Commitments to extend credit            $7,247,000
 Standby letters of credit                  503,176

 Commitments to extend credit are agreements to lend to a customer as long as there is not a violation of any condition established in the contract. Of the total commitments to extend credit at December 31, 1996, $3,746,779 represent fixed-rate loan commitments. Com-mitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

 Standby and commercial letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

 The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.


 A summary of the carrying amounts and fair values of the Company's financial instruments at December 31, 1996 is as follows:

                                         Carrying      Fair
                                           amount      value
Assets:
  Loans                               $  72,886,634  73,473,000
  Investments in debt and
     equity securities                   39,592,651  39,736,407
  Federal funds sold                      5,975,000   5,975,000
  Cash and due from banks                 5,540,143   5,540,143
  Interest-bearing deposits                 461,197     461,197
  Accrued interest receivable          1,221,443    1,221,443
                                      $125,677,068  126,407,190

  Liabilities:
     Deposits:
     Demand                           $ 12,531,944   12,531,944
     NOW                                24,183,182   24,183,182
     Money market                        3,638,899    3,638,899
     Savings                             9,451,013    9,451,013
     Time                               63,745,200   64,249,000
     Advances from the Federal Home
       Loan Bank                         3,300,000    3,362,674
     Note payable                        3,650,000    3,650,000
     Accrued interest payable            1,016,400    1,016,400
                                      $121,516,638  122,083,112

 The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

      LOANS

 Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as real estate, commercial, agriculture, installment, and other consumer. Each loan category is further segmented into fixed and adjustable interest rate terms and by performing and nonperforming categories.

 The fair value of performing loans is calculated by discounting scheduled cash flows through estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

 The fair value for significant nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market and specific borrower information.

      INVESTMENTS IN DEBT AND EQUITY SECURITIES

 Fair values are based on quoted market prices or dealer quotes.

      FEDERAL FUNDS SOLD, CASH AND DUE FROM BANKS, AND
      INTEREST-BEARING DEPOSITS

 For federal funds sold, cash and due from banks, and interest-bearing deposits, the carrying amount is a reasonable estimate of fair value, as such instruments reprice in a short time period.

      ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST
      PAYABLE

 For accrued interest receivable and accrued interest payable, the carrying amount is a reasonable estimate of fair value because of the short maturity for these financial instruments.

      DEPOSITS

 The fair value of deposits with no stated maturity, such as demand, NOW accounts, money market, and savings, is equal to the amount payable on demand. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

      ADVANCES FROM THE FEDERAL HOME LOAN BANK

 The fair value of advances from the Federal Home Loan Bank is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered on advances from the Federal Home Loan Bank of similar remaining maturities.

      NOTE PAYABLE

 For the note payable, the carrying amount is a reasonable estimate of fair value, as such instrument reprices in a short time period.

      COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF
      CREDIT

 The fair value of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the likelihood of the counterparties drawing on such financial instruments, and the present creditworthiness of such counterparties. The Company believes such commitments have been made on terms which are competitive in the markets in which it operates.

 The fair value estimates provided are made at a point in time based on market information and information about the financial instruments. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and in-volve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the fair value estimates.

(14)  LITIGATION

 Various legal claims have arisen in the normal course of business, which, in the opinion of management of the Company, will not result in any material liability to the Company.

(15)  SALE OF THE COMPANY

 On July 9, 1997, the Company's Board of Directors approved an acquisition agreement whereby Exchange National Bancshares, Inc. (Exchange), a one-bank holding company in Jefferson City, Missouri, will acquire for cash and seller notes, 100% of the outstanding shares of common stock of the Company. At June 30, 1997, the consolidated total assets and stockholders' equity of Exchange was $293.3 million and

 $42.0 million, respectively. The sale of the Company is expected to close in the fourth quarter of 1997. The acquisition agreement rescinds all existing stockholder agreements.


                            EXCHANGE NATIONAL BANCSHARES, INC.
                           PRO FORMA CONSOLIDATED BALANCE SHEET
                                    SEPTEMBER 30, 1997
                                        (UNAUDITED)



                                 EXCHANGE
                                  NATIONAL       UNION STATE                        PRO FORMA
                              BANCSHARES, INC.  BANCSHARES, INC.    PRO FORMA     CONSOLIDATED
                               AND SUBSIDIARY   AND SUBSIDIARY    ADJUSTMENTS    BALANCE SHEET


   A S S E T S

CASH AND BALANCES DUE
FROM DEPOSITORY INSTITUTIONS:
  NONINTEREST-BEARING BALANCES
  AND CURRENCY AND COIN           9,067,352      4,702,626       (41,500)(5)      13,728,478
  INTEREST-BEARING BALANCES IN
   U.S. OFFICES                      80,550        189,323                          269,873
SECURITIES:
  HELD-TO-MATURITY SECURITIES    30,709,687      7,919,000        84,070(6)      38,712,757
  AVAILABLE-FOR-SALE SECURITIES  51,281,431     33,461,206                       84,742,637
FEDERAL FUNDS SOLD               10,400,000      9,325,000                       19,725,000
LOANS:
  LOANS, NET OF UNEARNED INCOME 192,615,789     75,619,674                      268,235,463
  LESS ALLOWANCE FOR LOAN LOSSES (2,437,460)    (1,307,386)                      (3,744,846)
  LOANS, NET OF UNEARNED INCOME AND
   ALLOWANCE FOR LOAN LOSSES    190,178,329     74,312,288                      264,490,617
PREMISES AND FIXED ASSETS         5,150,656      1,219,111     1,000,000(7)       7,369,767
ACCRUED INTEREST RECEIVABLE       2,872,477      1,452,018                        4,324,495
DEFERRED INCOME TAXES               602,446         94,805      (504,924)(8)        192,327
INTANGIBLE ASSETS:
  ORGANIZATION COSTS                 21,334                                          21,334
  GOODWILL                          188,640        192,546     9,655,557(10)     10,036,743
  CONSULTING/NONCOMPETE AGREEMENTS                               900,000(9)         900,000
OTHER ASSETS                      1,067,038         91,895                        1,158,933

     TOTAL ASSETS               301,619,940    132,959,818    11,093,203        445,672,961



                                  EXCHANGE
                                  NATIONAL      UNION STATE                     PRO FORMA
                              BANCSHARES, INC. BANCSHARES, INC.   PRO FORMA    CONSOLIDATED
                               AND SUBSIDIARY  AND SUBSIDIARY    ADJUSTMENTS   BALANCE SHEET



L I A B I L I T I E S  A N D  E Q U I T Y  C A P I T A L
DEPOSITS IN DOMESTIC OFFICES:
  NONINTEREST-BEARING          34,419,985       12,192,168                      46,612,153
  INTEREST-BEARING            196,434,776      106,277,197                     302,711,973
FEDERAL FUNDS PURCHASED
  AND SECURITIES SOLD UNDER
  AGREEMENTS TO REPURCHASE     22,408,559                                      22,408,559
OTHER BORROWED MONEY WITH
  A REMAINING MATURITY OF
  ONE YEAR OR LESS              3,172,311        6,275,000   (3,175,000)(3)     6,272,311
OTHER BORROWED MONEY WITH A
  REMAINING MATURITY OF MORE
  THAN ONE YEAR                         0                0    20,208,500(2)    20,208,500
ACCRUED INTEREST PAYABLE        1,153,346        1,100,113                      2,253,459
OTHER LIABILITIES               1,337,063           95,463     1,079,580(1)     2,512,106

     TOTAL LIABILITIES        258,926,040      125,939,941    18,113,080      402,979,061
EQUITY CAPITAL:
  COMMON STOCK                    718,511            8,874        (8,874)(4)      718,511
  CAPITAL SURPLUS               1,281,489        1,464,663    (1,464,663)(4)    1,281,489
  RETAINED EARNINGS            40,629,783       10,665,619   (10,665,619)(4)   40,629,783
  NET UNREALIZED HOLDING GAINS
  (LOSSES) ON AVAILABLE-FOR-SALE
  SECURITIES                       64,117          280,590      (280,590)(4)       64,117
  LESS TREASURY STOCK                           (5,399,869)    5,399,869 (4)

     TOTAL EQUITY CAPITAL      42,693,900        7,019,877    (7,019,877)      42,693,900

     TOTAL LIABILITIES AND
       EQUITY CAPITAL         301,619,940      132,959,818    11,093,203      445,672,961



(1)    ACCRUAL OF LIABILITY FOR PROFESSIONAL FEES ASSOCIATED WITH THE ACQUISITION ($329,580) AND UNPAID
       BALANCE OF CONSULTING/NONCOMPETE AGREEMENTS ($750,000).
(2)    EXCHANGE NATIONAL BANCSHARES, INC. DEBT ISSUED IN CONNECTION WITH THE ACQUISITION WHICH CONSISTS OF
       THE FOLLOWING:  $11,700,568 OF NOTES ISSUED TO UNION STATE BANCSHARES, INC. SHAREHOLDERS BEARING
       INTEREST AT A RATE OF 7% PER ANNUM WHICH ARE DUE ON THE FIFTH ANNIVERSARY OF THE ACQUISITION CLOSING
       DATE; AND $8,507,932 OF NOTES ISSUED TO MERCANTILE BANK OF ST. LOUIS N.A. BEARING INTEREST AT A
       FLOATING RATE OF PRIME MINUS 1%.
(3)    RETIREMENT OF THE EXISTING DEBT OF UNION STATE BANCSHARES, INC.
(4)    ELIMINATION OF THE EQUITY CAPITAL OF UNION STATE BANCSHARES, INC.
(5)    PORTION OF CONSULTING/NONCOMPETE AGREEMENTS PAID IN CASH AT CLOSING.
(6)    ADJUSTMENT OF HELD-TO-MATURITY INVESTMENT SECURITIES PORTFOLIO TO CURRENT MARKET VALUE.
(7)    ADJUSTMENT OF PREMISES TO CURRENT MARKET VALUE.  $300,000 INCREASE IN LAND VALUE AND $700,000
       INCREASE IN BUILDING VALUE.  INCREASE IN BUILDING VALUE TO BE DEPRECIATED OVER 20 YEARS.
(8)    DEFERRED INCOME TAXES RESULTING FROM ADJUSTMENT OF INVESTMENT SECURITIES AND PREMISES TO MARKET
       VALUE.
(9)    CONSULTING/NONCOMPETE AGREEMENTS ($150,000 PER YEAR FOR SIX YEARS).
(10)   EXCESS OF ACQUISITION COSTS OVER THE VALUE OF ASSETS ACQUIRED.  SUCH GOODWILL TO BE AMORTIZED OVER 15
       YEARS.


                            EXCHANGE NATIONAL BANCSHARES, INC.
                        PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                           FOR THE YEAR ENDED DECEMBER 31, 1996
                                        (UNAUDITED)

                                 EXCHANGE                                     PRO FORMA
                                 NATIONAL        UNION STATE                 CONSOLIDATED
                              BANCSHARES, INC. BANCSHARES, INC.   PRO FORMA    STATEMENT
                               AND SUBSIDIARY  AND SUBSIDIARY    ADJUSTMENTS   OF INCOME

INTEREST INCOME:
INTEREST AND FEES ON LOANS      14,728,837     6,155,281                       20,884,118
INTEREST AND DIVIDENDS ON
  INVESTMENTS IN DEBT AND
  EQUITY SECURITIES:
   TAXABLE                       3,600,252     2,234,064        (32,959)(1)      5,801,357
   EXEMPT FROM FEDERAL INCOME
     TAX                           890,505       355,731        (58,206)(1)      1,188,030
INTEREST ON FEDERAL FUNDS SOLD     957,598       300,679                         1,258,277
INTEREST ON INTEREST-BEARING
  DEPOSITS                           1,323        11,859                            13,182
                                20,178,515     9,057,614        (91,165)        29,144,964
INTEREST EXPENSE:
INTEREST ON:
  NOW ACCOUNTS                     747,952       507,457                          1,255,409
  MONEY MARKET                   1,322,543        87,644                          1,410,187
  SAVINGS ACCOUNTS                 876,239       285,077                          1,161,316
  TIME DEPOSIT ACCOUNTS $100,000
   AND OVER                        540,455       524,906                          1,065,361
  OTHER TIME DEPOSITS            5,489,355     2,981,663                          8,471,018
  FEDERAL FUNDS PURCHASED AND
   SECURITIES SOLD UNDER AGREEMENTS
   TO REPURCHASE                   767,154                                          767,154
  ADVANCES FROM THE FEDERAL HOME
   LOAN BANK                                     226,331                            226,331
  INTEREST-BEARING DEMAND NOTES TO
   U.S. TREASURY                    39,856                                           39,856
  NOTES PAYABLE                                  303,574      1,457,135(2)        1,760,709
                                 9,783,554     4,916,652      1,457,135          16,157,341
     NET INTEREST INCOME        10,394,961     4,140,962     (1,548,300)         12,987,623
PROVISION FOR LOAN LOSSES          395,000        90,000                            485,000
     NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES   9,999,961     4,050,962     (1,548,300)         12,502,623



                                  EXCHANGE                                    PRO FORMA
                                  NATIONAL       UNION STATE                 CONSOLIDATED
                              BANCSHARES, INC. BANCSHARES, INC.   PRO FORMA    STATEMENT
                               AND SUBSIDIARY  AND SUBSIDIARY    ADJUSTMENTS   OF INCOME
NONINTEREST INCOME:
SERVICE CHARGES ON DEPOSIT
  ACCOUNTS                         701,378       337,785                        1,039,163
TRUST FEES                         286,317        36,973                          323,290
OTHER                              902,491        82,600                          985,091
                                 1,890,186       457,358                  0     2,347,544

NONINTEREST EXPENSE:
SALARIES, WAGES AND EMPLOYEE
  BENEFITS                       3,368,169     1,207,624                        4,575,793
OCCUPANCY EXPENSE                  295,521       180,433         35,000(3)        510,954
FURNITURE AND EQUIPMENT EXPENSE    441,587       319,371                         760,958
FDIC INSURANCE ASSESSMENT            2,000         2,000                           4,000
ADVERTISING AND PROMOTION          347,550        43,448                         390,998
CREDIT CARD EXPENSES               299,033                                       299,033
MANAGEMENT FEES                                  250,000                         250,000
CONSULTING/NONCOMPETE AGREEMENTS                                150,000(4)       150,000
OTHER                            1,431,696       912,150        643,704(5)     2,987,550
                                 6,185,556     2,915,026        828,704        9,929,286
INCOME BEFORE INCOME TAXES       5,704,591     1,593,294     (2,377,004)       4,920,881
INCOME TAXES                     1,862,000       423,313       (641,321)(6)    1,643,992
       NET INCOME                3,842,591     1,169,981     (1,735,683)       3,276,889

EARNINGS PER SHARE                  5.35       2,073.06         (2.42)             4.56


(1)    AMORTIZATION OF EXCESS OF FAIR VALUE OF SECURITIES ACQUIRED OVER HISTORICAL COST OF THOSE SECURITIES.
       SUCH EXCESS AMORTIZED OVER THE ESTIMATED REMAINING LIFE OF THOSE SECURITIES OF 4 YEARS.
(2)    INTEREST ON DEBT ISSUED IN CONNECTION WITH THE ACQUISITION WHICH CONSISTS OF THE FOLLOWING:  $819,040
       OF INTEREST ON $11,700,568 PRINCIPAL BALANCE OF 7% NOTES ISSUED TO UNION STATE BANCSHARES, INC.
       SHAREHOLDERS; AND $638,095 OF INTEREST ON $8,507,932 PRINCIPAL BALANCE OF 7.50% NOTE ISSUED TO
       MERCANTILE BANK OF ST. LOUIS, NA.
(3)    DEPRECIATION OF INCREASE IN BUILDING VALUE OF $700,000 OVER 20 YEARS.
(4)    AMORTIZATION OF CONSULTING/NONCOMPETE AGREEMENTS.
(5)    AMORTIZATION OF THE EXCESS OF ACQUISITION COSTS OVER THE VALUE OF ASSETS ACQUIRED.  SUCH GOODWILL
       AMORTIZED OVER 15 YEARS.
(6)    INCOME TAX BENEFIT AT AN EFFECTIVE COMBINED FEDERAL AND STATE INCOME TAX RATE OF 37% ON ADDITIONAL
       SECURITIES AMORTIZATION, INTEREST EXPENSE, PREMISES DEPRECIATION, AND AMORTIZATION OF
       CONSULTING/NONCOMPETE AGREEMENTS.

                            EXCHANGE NATIONAL BANCSHARES, INC.
                        PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                        (UNAUDITED)


                                  EXCHANGE                                   PRO FORMA
                                  NATIONAL       UNION STATE                 CONSOLIDATED
                              BANCSHARES, INC. BANCSHARES, INC.    PRO FORMA  STATEMENT
                               AND SUBSIDIARY  AND SUBSIDIARY    ADJUSTMENTS  OF INCOME

INTEREST INCOME:
INTEREST AND FEES ON LOANS       12,261,594    4,857,966                     17,119,560
INTEREST AND DIVIDENDS ON
  INVESTMENTS IN DEBT AND
  EQUITY SECURITIES:
   TAXABLE                        2,944,232    1,706,854        (24,719)(1)   4,626,367
   EXEMPT FROM FEDERAL INCOME
     TAX                            738,515      293,000        (43,655)(1)     987,860
INTEREST ON FEDERAL FUNDS SOLD      248,184      289,893                        538,077
INTEREST ON INTEREST-BEARING
  DEPOSITS                            1,801        7,132                         8,933
                                 16,194,326    7,154,845        (68,374)    23,280,797

INTEREST EXPENSE:
INTEREST ON:
  NOW ACCOUNTS                      554,906      438,720                       993,626
  MONEY MARKET                    1,009,941       63,799                     1,073,740
  SAVINGS ACCOUNTS                  668,966      227,245                       896,211
  TIME DEPOSIT ACCOUNTS
   $100,000 AND OVER                547,731      488,056                     1,035,787
  OTHER TIME DEPOSITS             4,309,319    2,210,755                     6,520,074
  FEDERAL FUNDS PURCHASED AND
   SECURITIES SOLD UNDER AGREEMENTS
   TO REPURCHASE                    691,110                                    691,110
  ADVANCES FROM THE FEDERAL HOME
   LOAN BANK                                     159,312                       159,312
  INTEREST-BEARING DEMAND NOTES
   TO U.S. TREASURY                  34,405                                     34,405
  NOTES PAYABLE                                  190,495      1,096,486(2)   1,286,981
                                  7,816,378    3,778,382      1,096,486     12,691,246
       NET INTEREST INCOME        8,377,948    3,376,463     (1,164,860)    10,589,551



                                  EXCHANGE                                    PRO FORMA
                                  NATIONAL       UNION STATE                 CONSOLIDATED
                              BANCSHARES, INC. BANCSHARES, INC.   PRO FORMA    STATEMENT
                               AND SUBSIDIARY  AND SUBSIDIARY    ADJUSTMENTS   OF INCOME

PROVISION FOR LOAN LOSSES          525,000        45,000                         570,000
   NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES     7,852,948     3,331,463       (1,164,860)    10,019,551
NONINTEREST INCOME:
SERVICE CHARGES ON DEPOSIT
  ACCOUNTS                         525,743       261,973                         787,716
TRUST FEES                         150,950        31,304                         182,254
OTHER                              724,680       106,280                         830,960
                                 1,401,373       399,557                0      1,800,930
NONINTEREST EXPENSE:
SALARIES, WAGES AND EMPLOYEE
  BENEFITS                       2,598,919       994,360                       3,593,279
OCCUPANCY EXPENSE                  245,763       135,700           26,250(3)     407,713
FURNITURE AND EQUIPMENT EXPENSE    390,827       233,977                         624,804
FDIC INSURANCE ASSESSMENT           20,806         3,065                          23,871
ADVERTISING AND PROMOTION          245,111        30,783                         275,894
CREDIT CARD EXPENSES               231,348                                       231,348
MANAGEMENT FEES                                  346,950                         346,950
CONSULTING/NONCOMPETE AGREEMENTS                                  112,500(4)     112,500
OTHER                            1,124,082       590,123          482,778(5)   2,196,983
                                 4,856,856     2,334,958          621,528      7,813,342
INCOME BEFORE INCOME TAXES       4,397,465     1,396,062       (1,786,388)     4,007,139
INCOME TAXES                     1,430,000       375,103         (482,336)(6)  1,322,767
       NET INCOME                2,967,465     1,020,959       (1,304,052)     2,684,372

EARNINGS PER SHARE                  4.13       1,833.37         (1.81)             3.74




(1)    AMORTIZATION OF EXCESS OF FAIR VALUE OF SECURITIES ACQUIRED OVER HISTORICAL COST OF THOSE SECURITIES.
       SUCH EXCESS AMORTIZED OVER THE ESTIMATED REMAINING LIFE OF THOSE SECURITIES OF 4 YEARS.
(2)    INTEREST ON DEBT ISSUED IN CONNECTION WITH THE ACQUISITION WHICH CONSISTS OF THE FOLLOWING:  $612,597
       OF INTEREST ON $11,700,568 PRINCIPAL BALANCE OF 7% NOTES ISSUED TO UNION STATE BANCSHARES, INC.
       SHAREHOLDERS; AND $483,889 OF INTEREST ON $8,507,932 PRINCIPAL BALANCE OF 7.50% NOTE ISSUED TO
       MERCANTILE BANK OF ST. LOUIS, NA.
(3)    DEPRECIATION OF INCREASE IN BUILDING VALUE OF $700,000 OVER 20 YEARS.
(4)    AMORTIZATION OF CONSULTING/NONCOMPETE AGREEMENTS.
(5)    AMORTIZATION OF THE EXCESS OF ACQUISITION COSTS OVER THE VALUE OF ASSETS ACQUIRED.  SUCH GOODWILL
       AMORTIZED OVER 15 YEARS.
(6)    INCOME TAX BENEFIT AT AN EFFECTIVE COMBINED FEDERAL AND STATE INCOME TAX RATE OF 37% ON ADDITIONAL
       SECURITIES AMORTIZATION, INTEREST EXPENSE, PREMISES DEPRECIATION, AND AMORTIZATION OF
       CONSULTING/NONCOMPETE AGREEMENTS.
